EXHIBIT 99.1

Comverse Technology, Inc. Announces Changes to the
Verint Systems Board of Directors
New York, New York, March 19, 2012 - Comverse Technology, Inc. ("CTI") (Nasdaq: CMVT), a global leader in BSS, mobile Internet and value-added services, today announced that three members of CTI's management have resigned from the Board of Directors of Verint Systems Inc. ("Verint") (Nasdaq: VRNT), a majority-owned subsidiary of CTI, and have been replaced on Verint's Board by three members of CTI's Board of Directors. The three former Verint directors are Charles Burdick, Chairman of the Board and Chief Executive Officer of CTI, John Bunyan, Senior Vice President, Strategy & Innovation of CTI, and Paul D. Baker, Vice President, Corporate Marketing and Corporate Communications of CTI. Their replacements are CTI directors Augustus K. Oliver, Theodore Schell and Mark Terrell who also serve as members of the Strategic Alternatives Committee of CTI's Board. Mr. Oliver also has been appointed Chairman of Verint's Board of Directors.
Mr. Burdick stated: “This change allows the management team and myself to focus on the important tasks of managing the operations, as we prepare for the previously announced spin-off of Comverse Inc., our wholly-owned subsidiary.”
Mr. Oliver, lead independent director of CTI, stated: “With our plans to spin-off Comverse, Inc. later this year continuing to progress, the focus of CTI is evolving to its sole remaining significant asset, its control stake in Verint. This greater strategic alignment between the boards of Verint and CTI is part of a natural evolution as we work to explore all options to maximize the value of CTI's equity interest in Verint for the benefit of the shareholders of both companies. In that regard, the Board of CTI intends to continue to work with its financial advisors, Goldman Sachs & Co. and Rothschild Inc., to accomplish the best possible outcome for the shareholders of CTI as it proceeds to unwind the holding company structure and implement the spin-off of Comverse Inc."
The distribution of shares of Comverse Inc. to effect the spin-off is subject to a number of conditions, including final approval of the transaction by CTI's Board of Directors, filing with, and the completion of a review process by, the Securities and Exchange Commission, the approval of the CTI shareholders and final approval of certain material agreements by the board of each of CTI and Comverse. The distribution may also be conditioned upon receipt of a favorable ruling from the Internal Revenue Service regarding tax aspects of the distribution.
Upon completion of the distribution of Comverse shares and prior to the effect of any transaction that would eliminate the CTI holding company structure, CTI shareholders at the time of the distribution would continue to hold their equity in CTI as well as own 100% of the equity of Comverse.
About Comverse Technology, Inc.
CTI, through its wholly-owned subsidiary Comverse, Inc., is the world's leading provider of software and systems enabling converged billing and active customer management and value-added voice, messaging and mobile Internet services. Comverse, Inc.'s extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. CTI also holds majority ownership positions in Verint (Nasdaq: VRNT) and privately-held Starhome B.V.
Other important Information
In connection with the proposed distribution, a definitive proxy statement for CTI's shareholders would need to be filed with the SEC. CTI would also mail the final proxy statement to its shareholders. BEFORE MAKING ANY VOTING DECISION, CTI's SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WOULD CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED DISTRIBUTION. Investors and security holders can obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about

CTI at the SEC's website (http://www.sec.gov) once, and if, such documents are filed with the SEC. You may also read and copy any reports, statements and other information filed by CTI at the SEC public reference room at 100 F. Street, N.E. Washington D.C 20549. Please call the SEC at 1-800-SEC-0330 for further information.
CTI and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed distribution. Information concerning the interests of CTI's participants in the solicitation is set forth in CTI's proxy statements and Annual Reports on the Form 10-K, previously filed with the SEC, and would be set forth in the proxy statement relating to the distribution if and when it becomes available.
Forward Looking Statements
This press release contains a number of forward-looking statements.  Words, and variations of words such as "expect", "intend", "will", "anticipate", "believe", "propose" and similar expressions are intended to identify forward-looking statements.  Examples of forward-looking statements include, but are not limited to, CTI's intent to distribute its Comverse shares to CTI shareholders, CTI's intent to explore the elimination of its holding company structure, and the timing of the foregoing actions.  The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of CTI's control, and could cause results to materially differ from expectations.  Such risks and uncertainties, include, but are not limited to:  failure to satisfy any of the conditions to the proposed distribution, including obtaining the required shareholder vote; adverse effects on the market price of CTI's or Verint's common stock and on CTI's operating results because of a failure to complete the proposed distribution; failure to realize the expected benefits of the proposed distribution; negative effects of announcement or consummation of the proposed distribution or strategic alternatives on the market price of CTI's or Verint's common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect CTI and its assets in connection with CTI's announced intentions; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; the impact of CTI's announced intentions on CTI's employees, customers and suppliers; future opportunities that CTI's board may determine present greater potential to increase shareholder value; and the ability of the companies to operate independently following the distribution.  Actual results could differ materially.  For further information regarding risks and uncertainties associated with CTI's businesses, please also see the risks described in the section entitled "Forward-Looking Statements", Item 1A, "Risk Factors" and elsewhere in CTI's Annual Report on Form 10-K for the fiscal year ended January 31, 2011 filed with the SEC on May 31, 2011 or in subsequently filed periodic, current or other reports.  CTI undertakes no commitment to update or revise forward-looking statements except as required by law.
###